EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-59540 and No. 333-97047) of Caterpillar Financial Services Corporation of our report dated January 23, 2003, appearing on page 16 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

February 25, 2003